Exhibit 10.1

Summary of Loan Agreement between and by Shenzhen BAK Battery Co., Ltd (“Shenzhen BAK”) and Shenzhen Branch, China Development Bank (“CDB”) dated December 26, 2006

Main contents:
Summary of main contents:
•	Contract No.: 4403232712006060721;
•	Loan Amount: RMB 100 million yuan;
•	Contract Term: 4 years starting from the loan is actually provided to the company.
•	Purpose of the loan: construction of the automated prismatic cell production line;
•	Annual interest rate of the loan is The People’s Bank of China’s benchmark rate of 3-5 year term loan, i.e. 6.48% per year;
	•	Penalty interest rate for delayed repayment: 6.48%*150%;
	•	Penalty interest rate for embezzlement of loan proceeds: 6.48%*200%;
	•	Penalty interest rate for both delayed repayment and embezzlement of loan proceeds: 6.48%*200%;
•	Repayment plan and procedure:
	•	Repay RMB 30 million yuan on November 20, 2008;
	•	Repay RMB 30 million yuan on November 20, 2009;
	•	Repay RMB 40 million yuan on December 26, 2010.
•	Guaranty:
	•	Mr. Xiangqian Li undertakes to assume individual unlimited joint and several liabilities for the company’s indebtedness under this agreement;
•

Shenzhen BAK undertakes to pledge the new R&D Test Center, which will be constructed after getting the applicable land use rights, along with such land use rights (Shenzhen BAK will go through the formalities of mortgage of the land use rights for the record after getting the applicable land use rights, and go through the formalities of mortgage of facilities after the facilities are completed);

	•	The guarantor for this loan agreement (the pledger) shall enter into effective guaranty agreement with China Development Bank in time.
•

If an event of default occurs under the Loan Agreement, CDB would be entitled to one or more of the following remedies: (1) acceleration of the principal amount and interest of the loan; (2) unilateral termination of the Loan Agreement; (3) foreclosure on the collateral granted to CDB under the Loan Agreement and enforcement of any guarantees; (4) imposition of higher default interest for delayed repayments and (5) reimbursement of CDB’s expenses.

Summary of the articles omitted:
•	Definition
•	Settlement of interest
•	Conditions of withdrawal
•	Withdrawal plan and procedures
•	Repayment order
•	Advance repayment
•	Account management
•	Representations and undertakings of the Obligor
•	Capital payment
•	Check on capital use
•	Information disclosure
•	Supervision of loan project
•	Representations and undertakings of the Obligor
•	Representations and undertakings of the Creditor
•	Breach of contract by the Creditor
•	Modification and cancellation of the contract
•	Integrity and independence
•	Confidential
•	Dispute settlement
•	Miscellaneous
•	Effective